Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-245027, 333-248602, 333-251483, 333-256209 on Form S-3 of our report dated March 31, 2023, relating to the financial statements of Tingo Group, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 31, 2023